UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2007
GENOMIC HEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51541	77-0552594
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

301 Penobscot Drive
Redwood City, California	94063
(Address of principal executive offices)	(Zip Code)
(650) 556-3900
(Registrant’s telephone number,
including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EXHIBIT 1.1
EXHIBIT 5.1
EXHIBIT 99.1

Item 8.01 Other Events.
     On May 21, 2007, Genomic Health, Inc. (the “Company”) entered into an underwriting agreement with J.P. Morgan Securities Inc., Lehman Brothers Inc., Piper Jaffray & Co. and JMP Securities LLC, as representatives of the several underwriters named therein (the “Underwriting Agreement”), relating to a public offering of 3,000,000 shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”). The price to the public is $15.50 per share. The offering is scheduled to close on May 25, 2007, subject to customary closing conditions. The Company has granted the underwriters an option, exercisable for 30 days, to purchase up to an additional 450,000 shares of Common Stock to cover over-allotments, if any. The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-141946) previously filed with the Securities and Exchange Commission. The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by this reference. The description of the Underwriting Agreement in this report is a summary and is qualified in its entirety by the terms of the Underwriting Agreement.
     On May 21, 2007, the Company issued a press release announcing the pricing of the public offering. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description of Exhibits

1.1	Underwriting Agreement dated May 21, 2007

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (contained in Exhibit 5.1)

99.1	Press Release of Genomic Health, Inc. dated May 21, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: May 22, 2007

GENOMIC HEALTH, INC.

By:	/s/ G. Bradley Cole

G. Bradley Cole
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibits

1.1	Underwriting Agreement dated May 21, 2007

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (contained in Exhibit 5.1)

99.1	Press Release of Genomic Health, Inc. dated May 21, 2007